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                                                                     EXHIBIT 2.2

                         DEED



                         RELATING TO

                         accession under an agreement for sale and purchase








                         TURNSTONE SYSTEMS, INC.

                         as Purchaser


                         AND


                         TURNSTONE NEW ZEALAND HOLDINGS

                         as Nominated Transferee


                         IN FAVOUR OF


                         THE VENDORS


                         (being each person listed in Schedule 1 to the Sale and Purchase Agreement)


                         AND


                         GRAHAM PARKINS

                         as Vendors' Representative



                         DATE  8 AUGUST 2000



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CONTENTS


1.  INTERPRETATION........................................................1


2.  NOMINATED TRANSFEREE'S UNDERTAKINGS...................................1


3.  PURCHASER'S WARRANTY..................................................2


4.  SALE AND PURCHASE AGREEMENT...........................................2


5.  NOTICES TO NOMINATED TRANSFEREE.......................................2


6.  CONTRACTS (PRIVITY) ACT 1982..........................................2



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This DEED is made on  8 August 2000


BY                (1)      TURNSTONE SYSTEMS, INC. (the PURCHASER)


AND               (2)      TURNSTONE NEW ZEALAND HOLDINGS (the NOMINATED
                           TRANSFEREE)


IN FAVOUR OF      (3)      EACH PERSON LISTED IN SCHEDULE 1 TO THE SALE
                           AND PURCHASE AGREEMENT (together, the VENDORS)


AND               (4)      GRAHAM PARKINS (VENDORS' REPRESENTATIVE),


INTRODUCTION


A. The Purchaser, the Vendors and the Vendors' Representative are the parties to the Sale and Purchase Agreement.


B. Pursuant to clause 11.1 of the Sale and Purchase Agreement, the Purchaser has nominated the Nominated Transferee, being a subsidiary of the Purchaser, to purchase the Shares in place of the Purchaser.


C. Under the terms of the Sale and Purchase Agreement, the Purchaser and the Nominated Transferee are required to execute this Deed.



IT IS AGREED

1.     INTERPRETATION


1.1    DEFINITIONS

       In this Deed:


       EFFECTIVE DATE means the date on which a duly executed copy of this Deed is delivered to the Vendors' Representative pursuant to, and in accordance with, clause 11.1 of the Sale and Purchase Agreement; and


       SALE AND PURCHASE AGREEMENT means the agreement relating to sale and purchase of the shares in Paragon Solutions Limited dated 19 July 2000 made between the Purchaser, the Vendors and the Vendors' Representative.


1.2    SALE AND PURCHASE AGREEMENT

       Terms and expressions defined in the Sale and Purchase Agreement and not otherwise defined in this Deed have the same meaning where they are used in this Deed.


2.     NOMINATED TRANSFEREE'S UNDERTAKINGS


       With effect from the Effective Date, the Nominated Transferee will become a party to the Sale and Purchase Agreement as if it had been named as the Purchaser in that Agreement. The Nominated Transferee hereby covenants in favour of the Vendors and the Vendors'



                                                                               1
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       Representative that it will observe, perform and be bound by all of the obligations and covenants of the Purchaser under the Sale and Purchase Agreement.


3.     PURCHASER'S WARRANTY


       The Purchaser hereby warrants to the Vendors and the Vendors' Representative that the Nominated Transferee is a subsidiary of the Purchaser.


4.     SALE AND PURCHASE AGREEMENT


       Clauses 12, 14, 15, 18, 19, 21, 22, 23 and 24 of the Sale and Purchase Agreement will apply, mutatis mutandis, to this Deed.


5.     NOTICES TO NOMINATED TRANSFEREE


       For the purpose of clause 20 of the Sale and Purchase Agreement, each notice or other communication to the Nominated Transferee under the Sale and Purchase Agreement is to be in writing, is to be made by facsimile, personal delivery or by post to the Nominated Transferee at the facsimile number or address, and is to be marked for the attention of the person or officeholder (if any), from time to time designated for the purpose by the Nominated Transferee to the other parties. The initial facsimile number, address and relevant person or officeholder of the Nominated Transferee is set out under its name at the end of this Deed.


6.     CONTRACTS (PRIVITY) ACT 1982


       The provisions of this Deed are promises that are for the benefit of, and are intended to be enforceable by, the Vendors and the Vendors' Representative in accordance with the Contracts (Privity) Act 1982.


EXECUTION

EXECUTED as a Deed on the date first written above.


TURNSTONE SYSTEMS, INC.



By: /s/ Richard N. Tinsley
    --------------------------------------------
    Richard N. Tinsley
    President and Chief Executive Officer



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TURNSTONE NEW ZEALAND HOLDINGS
by


/s/ Terrence J. Schmid                      /s/ Albert Y. Liu
-----------------------------               ------------------------------------
Director                                    Director

Terrence J. Schmid                          Albert Y. Liu
-----------------------------               ------------------------------------
Print Name                                  Print Name




ADDRESS OF TURNSTONE NEW ZEALAND HOLDINGS

ADDRESS        C/- Turnstone Systems, Inc.        FACSIMILE     001-408-907 1401
               2220 Central Expressway
               Santa Clara, CA 95050
ATTENTION      General Counsel                    TELEPHONE     001-408-907 1400



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